UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2024

VIASAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21767	33-0174996
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (760) 476-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on which Registered)
Common Stock, par value $0.0001 per share	VSAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 25, 2024, Viasat, Inc. (“Viasat”) announced the closing of an offering (the “Offering”) by Connect Finco SARL, a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (“Luxembourg”), having its registered office at 28, Boulevard F.W. Raiffeisen, L-2411, Luxembourg and registered with the Luxembourg Register of Commerce and Companies (Registre de Commerce et des Sociétés, Luxembourg) under B233109 (the “Luxembourg Issuer”), and Connect U.S. Finco LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “U.S. Issuer” and, together with the Luxembourg Issuer, the “Issuers”), of $1,975 million in aggregate principal amount of 9.000% senior secured notes due 2029 (the “Notes”).

The Notes were issued by the Issuers pursuant to an Indenture, dated as of September 25, 2024 (the “Indenture”), by and among the Issuers, Connect Bidco Limited, a non-cellular company incorporated under the laws of Guernsey and a subsidiary of Viasat, as a guarantor (“Connect Bidco”), the other guarantors party thereto (together with Connect Bidco, the “Guarantors”) and Wilmington Trust, National Association (“Wilmington Trust”), as trustee and notes collateral agent, which governs the terms of the Notes. A copy of the Indenture, which includes the form of the Notes, is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

A brief description of the terms of the Notes and the Indenture follows:

Interest. The Notes will bear interest at a rate of 9.000% per year, payable semi-annually in arrears in cash on March 15 and September 15 of each year, beginning on March 15, 2025. The Issuers will make each interest payment to the holders of record of the Notes on the immediately preceding March 1 and September 1.

Maturity. The Notes will mature on September 15, 2029, unless earlier redeemed or repurchased.

Ranking. The Notes and the guarantees (the “Guarantees”) are the Issuers’ and Guarantors’ general senior secured obligations and rank equally in right of payment with all of their existing and future senior indebtedness. The Notes and the Guarantees are effectively senior to the Issuer’s and Guarantors’ existing and future unsecured indebtedness to the extent of the value of the collateral securing the Issuers’ and Guarantors’ obligations under the Notes and the Guarantees owned by the Issuers or the Guarantors. The Notes and the Guarantees are pari passu with the Issuers’ and Guarantors’ existing and future obligations secured on a first-lien basis and rank senior in right of payment to the Issuers’ and Guarantors’ future subordinated indebtedness and other obligations that expressly provide for their subordination to the Notes and the Guarantees. The Notes and the Guarantees are structurally subordinated to all existing and future indebtedness of the Issuers’ subsidiaries that are not Guarantors.

Redemption. The Issuers may redeem the Notes, in whole or in part, at any time on or after September 15, 2026 at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to the date of redemption. Prior to September 15, 2026, the Issuers may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus a “make-whole” premium, plus accrued and unpaid interest, if any, to the date of redemption. In addition, prior to September 15, 2026, the Issuers may redeem up to 40% of the aggregate principal amount of the Notes with the net cash proceeds from specified equity offerings at the redemption price set forth in the Indenture; however, the Issuers may only make these redemptions if at least 50% of the aggregate principal amount of the Notes originally issued under the Indenture remains outstanding after such redemptions. The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

If a “Change of Control” occurs (as defined in the Indenture), each holder of Notes may require the Issuers to repurchase all or a portion of such holder’s Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of purchase.

Covenants. The Indenture contains covenants limiting the Issuers’, Connect Bidco and the Issuers’ restricted subsidiaries’ ability to, among other things incur, assume or guarantee additional debt; issue redeemable stock and preferred stock; pay dividends, make distributions or redeem or repurchase capital stock; prepay, redeem or repurchase debt that is junior in right of payment to the Notes; make loans and investments; grant or incur liens; restrict dividends, loans or asset transfers from restricted subsidiaries; sell or otherwise dispose of assets, including capital stock of subsidiaries; enter into transactions with affiliates; and consolidate or merge with, or sell substantially all of their assets to, another person.

Events of Default. Subject to the terms and conditions of the Indenture, each of the following, among other events, constitutes an event of default under the Indenture (after the expiration of the applicable grace periods specified therein): (1) failure by the Issuers to pay interest or premium, if any, on, or the principal of, the Notes when due; (2) failure by the Issuers or any of their restricted subsidiaries to comply with the covenants in the Indenture; (3) default by the Issuers, Connect Bidco or any of the Issuer’s significant subsidiaries under any mortgage, indenture or instrument securing or evidencing indebtedness with an aggregate principal amount in excess of $100.0 million with respect to a default in the payment of principal, interest or premium when due or where such default results in the acceleration of such indebtedness; (4) failure of the Issuers, Connect Bidco or any of the Issuers’ significant subsidiaries to satisfy certain final judgments when due; (5) certain bankruptcy events; (6) the Guarantee of a Guarantor in certain circumstances ceasing to be in full force and effect, being declared null and void in a judicial proceeding or being denied by such Guarantor; and (7) with respect to collateral having a fair market value in excess of $200.0 million, in the event that any documents granting security interest in certain circumstances ceasing to be in full force and effect, being declared null and void in a judicial proceeding or being denied by such entity. Upon the occurrence of an event of default under the Indenture, the principal and accrued interest under the Notes then outstanding may be declared due and payable, subject to certain limitations.

Securities Laws. The Notes were issued through a private placement to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act, are subject to restrictions on transfer and may only be offered or sold in transactions exempt from, or not subject to, the registration requirements of the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell or buy securities, or the solicitation of an offer to sell or buy any securities.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the complete text of the Indenture, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On October 1, 2024, the Issuers used the net proceeds from the Offering, together with cash on hand, to redeem all of the Issuers’ outstanding 6.750% Senior Secured Notes due 2026 (the “2026 Notes”) and pay related fees and expenses. The Notes were redeemed at a redemption price equal to 100.0% of the aggregate principal amount outstanding plus accrued and unpaid interest on the aggregate principal amount outstanding to, but not including, the date of the redemption.

In connection with the redemption of the 2026 Notes, the indenture governing the 2026 Notes (the “2026 Notes Indenture”) was satisfied and discharged, the guarantors party to the 2026 Notes Indenture were released from their obligations under such guarantees and all liens on collateral subject to the 2026 Notes Indenture and related documentation were released.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
4.1	Indenture, dated as of September 25, 2024, by and among the Issuers, the guarantors party thereto and Wilmington Trust, as trustee and notes collateral agent.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASAT, INC.

Date: October 1, 2024	By:	/s/ Brett Church
	Name:	Brett Church
	Title:	Associate General Counsel